Second Amendment to
                             PLM International, Inc.
                     1998 Management Stock Compensation Plan

          This Second Amendment to PLM International, Inc. 1998 Management Stock Compensation Plan (the "Amendment") is made as of May 28, 1999, as authorized and approved by the Board of Directors of PLM International, Inc. (the "Company"). All capitalized terms used herein that are not otherwise defined shall have the same meaning as set forth in the 1998 Management Stock Compensation Plan, as amended on April 29, 1999 (the "Plan").

         WHEREAS, Section 12 of the Plan provides that, upon the occurrence of a Change in Control (as defined in the Plan), the Board may in its absolute discretion, and among other things, accelerate any vesting schedule to which an Award is subject, or cause to lapse any repurchase or other rights the Company may have with respect to Common Shares acquired by a Participant pursuant to the grant, vesting or exercise of an Award.

         WHEREAS, the Board has determined to amend the Plan to provide that upon the occurrence of a Change in Control, the vesting of Awards granted under the Plan shall automatically accelerate and any restrictions on such Common Shares acquired by a participant pursuant to the grant, vesting or exercise of an Award shall fully lapse.

         WHEREAS, Section 17 of the Plan allows the Board to take action to amend the Plan as described above.

         NOW, THEREFORE, the Plan is hereby amended as follows:

          1.  Automatic   Acceleration.   The  first  paragraph  of  Section  12
(Acquisitions and Other Transactions) of the Plan is hereby deleted and replaced in its entirety as follows:

               "Upon the occurrence of a Change in Control (as defined below), any vesting schedule to which an Award is subject shall automatically accelerate so that such Award shall be fully vested as of the occurrence of the Change in Control; and any repurchase or other rights the Company may have with respect to Common Shares acquired by a Participant pursuant to the grant, vesting or exercise of an Award shall automatically lapse.

          2. Express Amendment. Except as specifically amended herein, the Plan shall remain unchanged and continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above.

PLM INTERNATIONAL, INC.


By:      ___________________________

Title:   ___________________________



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